Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Maquia Capital Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(1)	457(f)(1)	20,166,477(1)(2)	$ 11.38 (3)	$229,494,508	0.00014760	$33,873.39

Fees to Be Paid	Equity	Warrants, each Warrant exercisable for one Share of Common Stock at an exercise price of $11.50 (2)	457(g)	8,654,860(2)(4)	N/A	N/A (5)	N/A (5)	N/A (5)

Fees to Be Paid	Equity	Common stock	457(g), (i)	8,654,860(2)(6)	$11.53(7)	$99,790,535.80	0.00014760	$14,729.08

		issuable upon exercise of Warrants

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—		—	—	—	—

	Total Offering Amounts				$329,285,044	$48,602.47

	Total Fees Previously Paid					$0.00

	Total Fee Offsets					$0.00

	Net Fee Due					$48,602.47

(1)Based on the maximum number of shares of common stock, par value $0.0001 per share, (the “Common Stock”) of Maquia Capital Acquisition Corporation (“Maquia”) (which will be renamed Immersed Inc.), the registrant, estimated to be issued in connection with the business combination described herein (the “Business Combination”) between Maquia, Maquia Merger Sub, Inc. and Immersed Inc. (“Immersed”). Such number of shares is estimated solely for the purpose of calculating the registration fee and is based on (1) an amount equal to the sum of 16,095,329 shares of Common Stock to be issued to security holders of Immersed in exchange for: (i) 4,645,233 shares of Immersed common stock, par value $0.00001 per share (“Immersed common stock”) issued and outstanding, (ii) 8,315,264 shares of Immersed common stock issuable upon conversion of shares of Immersed preferred stock, par value $0.00001 per share (“Immersed preferred stock”) issued and outstanding, (iii) 13,527,366 shares of Immersed common stock issuable upon the exercise of Immersed options granted under the Immersed 2017 Stock Option Plan, (iv) 518,784 shares of immersed common stock reserved for future grants under the Immersed 2017 Stock Option Plan (v) 2,616,048 shares of Immersed common stock issuable upon the exercise of the Immersed options granted outside the Immersed 2017 Stock Option Plan and (2) the maximum number of shares of Common Stock of the registrant issuable in connection with the Business Combination in exchange for (i) 1,712,433 outstanding shares of Class A common stock of Maquia (the “Maquia Class A common stock”) and (ii) 2,358,715 outstanding shares of Maquia Class B common stock of Maquia (the “Maquia Class B common stock”). Pursuant to Amendment 1 to the Sponsor Support Agreement, the Class A outstanding shares are net of the 1,507,000 shares that will be forfeited subject to the closing of the Business Combination Agreement.

(2)Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Maquia Class A common stock on the Nasdaq Stock Market (“Nasdaq”) on November 7, 2023 ($11.38 per share), in accordance with Rule 457(f)(1)(within five business days prior to the date of the filing of the Registration Statement on Form S-4).

(4) Represents warrants to acquire Common Stock of the registrant (the “Warrants”), being the (A) 8,654,860 warrants to acquire shares of Maquia Class A common stock issued in Maquia’s initial public offering (the “Maquia Warrants”) that will be assumed by the post-combination company and exercisable for Common Stock as a result of the Business Combination.

(5)The maximum number of Warrants and shares of Common Stock issuable upon exercise of the Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the registration fee with respect to such Warrants has been allocated to the shares of Common issuable upon exercise of the Warrants and included in the registration fee paid in respect of such shares of Common Stock. No additional registration fee is payable pursuant to Rule 457(g).

(6)Represents the estimated maximum number of shares of Common Stock to be issued upon the exercise of the Warrants.

(7)Calculated pursuant to Rule 457(g) and 457(i) under the Securities Act, based on a sum of (i) the exercise price of the Maquia Warrants, and (ii) the average of the high and low prices of the Maquia Warrants on Nasdaq on November7, 2023 ($0.025 per share).